Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined balance sheet as of September 30, 2009 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2009 and for the fiscal year ended December 31, 2008 are based on the historical financial statements of Informatica Corporation (“Informatica”) and Siperian, Inc. (“Siperian”) after giving effect to the acquisition of all the capital stock of Siperian by Informatica in a cash merger transaction valued at approximately $130 million by Informatica, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The acquisition was completed on January 28, 2010.
     Informatica has prepared the unaudited pro forma condensed combined financial statements only for illustrative purposes. These unaudited pro forma condensed combined financial statements reflect preliminary estimates and assumptions based on information available at the time of the preparation, including preliminary fair value estimates of the intangible assets acquired and net liabilities assumed as discussed below. The unaudited pro forma condensed combined financial statements do not represent the consolidated results of operations or financial condition of Informatica had the acquisition been completed as the dates presented and should not be viewed as representative of the future consolidated results of operations or financial condition of Informatica. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that Informatica may achieve with respect to the merged operations.
     Informatica and Siperian have two different fiscal year ends. Accordingly, the unaudited pro forma condensed combined balance sheet as of September 30, 2009 combines Informatica’s historical unaudited condensed consolidated balance sheet as of September 30, 2009 and Siperian’s historical unaudited condensed consolidated balance sheet as of August 31, 2009 and is presented as if the acquisition of Siperian had occurred on September 30, 2009. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2009 combines the unaudited historical results of Informatica for the nine months ended September 30, 2009 and the unaudited historical results of Siperian for the nine months ended August 31, 2009. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2008 combines the historical results of Informatica for the year ended December 31, 2008 and the unaudited historical results of Siperian for the twelve months ended November 30, 2008. The unaudited pro forma condensed combined statements of operations are presented as if the acquisition had occurred on January 1, 2008.
     The acquisition has been accounted for in accordance with the Financial Accounting Standards Board (“FASB”) guidance under Business Combination (ASC 805). Accordingly, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, has been allocated on a preliminary basis to intangible assets acquired and net liabilities assumed in connection with the acquisition based on their estimated fair values as of the completion of the acquisition. These allocations reflect various assumptions, estimates, and analyses.
     The unaudited pro forma condensed combined financial statements should be read in conjunction with Informatica’s historical consolidated financial statements and accompanying notes contained in Informatica’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for its quarter ended September 30, 2009 and Siperian’s historical consolidated financial statements and accompanying notes for its fiscal year ended May 31, 2009 and the unaudited six month periods ended November 30, 2009 and 2008, which are included as Exhibits 99.2 and 99.3, respectively, to this Form 8-K/A.

INFORMATICA CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2009
(Amounts in thousands, except share and per-share data)

	Historical
	September 30, 2009	August 31, 2009	Pro Forma		Pro Forma
	Informatica	Siperian (1)	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$138,457	$6,436	$(102,917	) (a)	$41,976
Short-term investments	284,932	—	—		284,932
Accounts receivable, net	83,625	5,571	(354	) (b)	88,842
Deferred tax assets	24,273	—	—		24,273
Prepaid expenses and other current assets	13,560	747	(43	) (b)	14,264

Total current assets	544,847	12,754	(103,314)		454,287

Property and equipment, net	8,042	831	—		8,873
Goodwill	287,569	—	79,445	(a)(c)	367,014
Other intangible assets, net	68,808	—	24,890	(a)	93,698
Long-term deferred tax assets	2,481	—	17,303	(d)	19,784
Other assets	8,324	170	—		8,494

Total assets	$920,071	$13,755	$18,324		$952,150

Liabilities, Conditionally Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$38,433	$4,901	$3,718	(e) (i)	$47,052
Accrued compensation and related expenses	29,058	1,405	6,136	(i)	36,599
Income taxes payable	12,956	—	5,009	(f)	17,965
Accrued facilities restructuring charges	20,567	—	—		20,567
Deferred revenues	126,040	5,976	(4,510	) (g)	127,506

Total current liabilities	227,054	12,282	10,353		249,689

Convertible senior notes	201,000	—	—		201,000
Notes payable and warrant	—	9,665	(263	) (h)	9,402
Accrued facilities restructuring charges, less current portion	35,973	—	—		35,973
Long-term deferred revenues	6,033	146	(104	) (g)	6,075
Long-term income taxes payable	12,180	—	—		12,180

Total liabilities	482,240	22,093	9,986		514,319

Conditionally redeemable convertible preferred stock:
$0.001 par value; issuable in series; 73,689,074 shares authorized; 73,027,381 shares issued and outstanding; aggregate liquidation preference of $60,023	—	68,100	(68,100	) (h)	—

Stockholders’ equity (deficit):
Common stock	89	3	(3	) (h)	89
Additional paid-in capital	412,073	1,449	(1,449	) (h)	412,073
Accumulated other comprehensive income	911	—	—		911
Retained earnings (accumulated deficit)	24,758	(77,890)	77,890	(h)	24,758

Total stockholders’ equity (deficit)	437,831	(76,438)	76,438		437,831

Total liabilities, conditionally redeemable convertible preferred stock and stockholders’ equity (deficit)	$920,071	$13,755	$18,324		$952,150

(1)	Certain reclassifications were made to conform to Informatica’s financial statement presentation. See Note 2 below for further discussion.

INFORMATICA CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2009
(Amounts in thousands, except share and per-share data)

	Historical
	Nine months ended
	September 30, 2009	August 31, 2009	Pro Forma		Pro Forma
	Informatica	Siperian (1)	Adjustments		Combined
Revenues:

License	$142,770	$12,912	$(731	) (j)	$154,951
Service	207,026	10,146	(390	) (k)(l)	216,782

Total revenues	349,796	23,058	(1,121)		371,733

Cost of revenues:

License	2,024	1,203	(670	) (m)	2,557
Service	55,605	6,115	(282	) (m)	61,438
Amortization of acquired technology	5,497	—	2,286	(n)	7,783

Total cost of revenues	63,126	7,318	1,334		71,778

Gross profit	286,670	15,740	(2,455)		299,955

Operating expenses:
Research and development	57,089	6,382	—		63,471
Sales and marketing	135,366	13,760	—		149,126
General and administrative	30,646	6,066	—		36,712
Amortization of intangible assets	7,239	—	309	(n)	7,548
Facilities restructuring charges	1,961	—	—		1,961

Total operating expenses	232,301	26,208	309		258,818

Income (loss) from operations	54,369	(10,468)	(2,764)		41,137

Interest income, expense, and other net	752	(509)	(975	) (o)	(732)

Income (loss) before income taxes	55,121	(10,977)	(3,739)		40,405

Income tax provision (benefit)	15,881	31	(6,999	) (p)	8,913

Net income (loss)	$39,240	$(11,008)	$3,260		$31,492

Basic net income per common share	$0.45	—	—		$0.36

Diluted net income per common share	$0.41	—	—		$0.34

Shares used in computing basic net income per common share	87,837	—	—		87,837
Shares used in computing diluted net income per common share	102,507	—	—		102,507

(1)	Certain reclassifications were made to conform to Informatica’s financial statement presentation. See Note 2 below for further discussion.

INFORMATICA CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2008
(Amounts in thousands, except share and per-share data)

	Historical
	For the year ended
	December 31, 2008	November 30, 2008	Pro Forma		Pro Forma
	Informatica	Siperian (1)	Adjustments		Combined
Revenues:

License	$195,769	$8,933	$(233	) (j)	$204,469
Service	259,930	11,755	(2,106	) (k)(l)	269,579

Total revenues	455,699	20,688	(2,339)		474,048

Cost of revenues:

License	3,291	684	(354	) (m)	3,621
Service	80,287	8,684	(229	) (m)	88,742
Amortization of acquired technology	4,125	—	3,049	(n)	7,174

Total cost of revenues	87,703	9,368	2,466		99,537

Gross profit	367,996	11,320	(4,805)		374,511

Operating expenses:
Research and development	72,522	8,500	—		81,022
Sales and marketing	177,339	19,102	—		196,441
General and administrative	37,411	7,218	—		44,629
Amortization of intangible assets	4,575	—	493	(n)	5,068
Facilities restructuring charges	3,018	—	—		3,018
Purchased in-process research and development	390	—	—		390
Patent related litigation proceeds net of patent contingency accruals	(11,495)	—	—		(11,495)

Total operating expenses	283,760	34,820	493		319,073

Income (loss) from operations	84,236	(23,500)	(5,298)		55,438
Interest income, expense, and other net	7,737	257	(3,454	) (o)	4,540

Income (loss) before income taxes	91,973	(23,243)	(8,752)		59,978

Income tax provision (benefit)	35,993	11	(9,859	) (p)	26,145

Net income (loss)	$55,980	$(23,254)	$1,107		$33,833

Basic net income per common share	$0.64	—	—		$0.38
Diluted net income per common share	$0.58	—	—		$0.37

Shares used in computing basic net income per common share	88,109	—	—		88,109
Shares used in computing diluted net income per common share	103,278	—	—		103,278

(1)	Certain reclassifications were made to conform to Informatica’s financial statement presentation. See Note 2 below for further discussion.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
(Amounts in thousands)
Note 1: Basis of Pro Forma Presentation
     On January 28, 2010, Informatica acquired Siperian, a private company incorporated in Delaware. Siperian is a leader in the Master Data Management (MDM) infrastructure technology category. MDM provides a holistic, single view of foundational business entities, commonly referred to as master data such as customers, employees, citizens, locations and products. Siperian delivers a multidomain MDM platform to optimize business decisions across multiple entities or considerations, and its technology expedites deployment time with easy-to-configure capabilities.
     Informatica assigned preliminary fair values to the identified intangible assets acquired in accordance with the guidelines established in Business Combinations (ASC 805). The allocation of the purchase price for this acquisition as of the date of the acquisition is as follows:

Goodwill, pre-tax gross up	$92,771
Developed and core technology	21,340
In process research and development (IPR&D)	1,920
Customer relationships	1,630
Assumed liabilities, net of assets	(14,744)

Total estimated purchase price	$102,917

Note 2: Reclassifications
     Certain reclassifications have been made to conform Siperian’s historical amounts to Informatica’s presentation. These adjustments primarily relate to reclassification of some long-term liabilities to short-term liabilities since Informatica intended to settle these liabilities at the time of acquisition or shortly after the acquisition.
Note 3: Pro Forma Adjustments
     The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:
(a)	See Note 1. Basis of Pro Forma Presentation above for a further discussion.
(b)	To adjust accounts receivable and prepaid for intercompany transactions. These transactions are related to products that Informatica and its subsidiaries had sold to Siperian during the periods presented.
(c)	To record tax credit adjustments of $13,326 to goodwill as follows:

Deferred tax assets related to net operating losses not previously benefited	$(28,810)
Deferred tax liabilities related to purchased intangibles	9,707
Accrued liabilities and compensation accruals	5,777

$(13,326)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (CONTINUED)
(Amounts in thousands)
(d)	To record long term deferred tax assets related to deferred tax assets for net operating losses that Company did not benefit previously net of deferred tax liabilities for purchased intangibles and the tax effects of fair value adjustments.
(e)	To eliminate intercompany liabilities for $344 due to products and services sold by Informatica and its subsidiaries to Siperian.
(f)	To record tax liabilities accrued for $1,032 due to adoption of ASC 740-10 by Siperian and additional accrued liabilities assumed and compensation accruals for $3,977 due to the acquisition.
(g)	To adjust deferred revenues to its estimated fair value from its historical values.
(h)	To eliminate common stock, redeemable convertible preferred stock, additional paid-in capital, and accumulated deficit of $77,890, and payment of $263 for warrant outstanding to shareholders subsequent to acquisition.
(i)	To reflect additional liabilities assumed due to the acquisition for $10,198 of which $4,062 is related to accounts payable and accrued liabilities and $6,136 is related to accrued compensation.
(j)	To eliminate the intercompany license revenues of $731 for the nine months ended September 30, 2009, and to reduce the license revenues for intercompany transactions of $214 and fair value adjustment of $19 from historical fair value to estimated fair market value for the twelve months ended December 31, 2008.
(k)	To adjust the difference between the estimated fair value and historical value of deferred revenues for $63 for the nine months ended August 31, 3009 and $1,877 for the twelve months ended November 30, 2008.
(l)	To eliminate the intercompany revenues of $327 for the nine months ended September 30, 2009 and $229 for the twelve months ended December 31, 2008. These transactions are related to products that Informatica and its subsidiaries had sold to Siperian during the periods presented.
(m)	To eliminate the intercompany transactions related to the cost of revenues for the products and services that Informatica and its subsidiaries sold to Siperian:

		Twelve Months
	Nine Months Ended	Ended
	September 30,	December 31,
	2009	2008
Cost of revenues:
License	$(670)	$(354)
Service	(282)	(229)

	$(952)	$(583)

(n)	To record amortization expenses for the nine months ended September 30, 2009 and twelve months ended December 31, 2008, related to acquired intangible assets as follows:

			Amortization Expense
			Nine Months	Twelve Months
	Estimated	Estimated	Ended	Ended
	Fair	Useful Life	September 30,	December 31,
	Value	(in years)	2009	2008
Developed and core technology	$21,340	7	$2,286	$3,049
Customer relationships	1,630	6	309	493

	$22,970		$2,595	$3,542

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (CONTINUED)
(Amounts in thousands)
(o)	The interest income of $1,436 and $3,817 was based on 1.50% and 2.99% average rate of return for the nine months ended September 30, 2009 and twelve months ended December 31, 2008, respectively. The amounts also include adjustments to interest expense related to Siperian’s term loan and notes payable to shareholders for $461 and $363 for the nine months ended September 30, 2009 and twelve months ended December 31, 2008, respectively.
(p)	To record income tax benefit related to the acquisition netted against an immaterial expense related to Siperian’s pro forma adoption of ASC 740-10 on January 1, 2008 and previously unbenefitted credit.